Exhibit 99.1

Organovo Holdings, Inc. Prices $40 Million Public Offering of Common Stock

SAN DIEGO, June 18, 2015 – Organovo Holdings, Inc. (NYSE MKT: ONVO) (“Organovo” or the “Company”) today announced the sale of 9,425,000 shares of its common stock in an underwritten public offering at a price to the public of $4.25 per share. In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 1,413,750 shares of common stock on the same terms and conditions. The gross offering proceeds to Organovo from the sale of the shares are expected to be $40,056,250, before deducting underwriting discounts and commissions and other estimated offering expenses and excluding any proceeds from the exercise of the underwriters’ option. The offering is expected to close on or about June 23, 2015, subject to customary closing conditions.

The Company anticipates using the net proceeds from this offering for general corporate purposes, including research and development, the development and commercialization of its products, general administrative expenses, license or technology acquisitions, and working capital and capital expenditures.

Jefferies LLC and Piper Jaffray & Co. are acting as joint book-running managers for the offering. Cantor Fitzgerald & Co. is acting as a co-manager for the offering.

The shares described above will be offered pursuant to a shelf registration statement on Form S-3 previously filed with and declared effective by the Securities and Exchange Commission (“SEC”). Organovo intends to file a final prospectus supplement relating to the offering with the SEC, which will be available along with the accompanying prospectus filed with the SEC in connection with the shelf registration, on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus, when available, may be obtained by sending a request to: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, New York 10022, by telephone at 877-547-6340, or by email at Prospectus_Department@Jefferies.com; or Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, by telephone at 800-503-4611, or by e-mailing prospectus@pjc.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of Organovo, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This press release is being issued pursuant to and in accordance with Rule 134 under the Securities Act of 1933, as amended.

About Organovo Holdings, Inc.

Organovo designs and creates functional, three-dimensional human tissues for medical research and therapeutic applications. The Company develops 3D human disease models through internal development and in collaboration with pharmaceutical and academic partners. Organovo believes these 3D human tissues have the potential to accelerate the drug discovery process, enabling treatments to be developed faster and at lower cost.

Safe Harbor Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on the Company’s current expectations, but are subject to a number of risks and uncertainties. The factors that could cause the Company’s actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the ability to complete the proposed offering; risks and uncertainties relating to the Company’s ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company’s products and technology; the market acceptance of the Company’s products; the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies; and the Company’s ability to successfully complete the contracts and recognize the revenue represented by the contracts included in its previously reported total contract bookings. These and other factors are identified and described in more detail in the Company’s filings with the SEC, including its annual report on Form 10-K filed with the SEC on June 9, 2015, its preliminary prospectus supplement filed with the SEC on June 17, 2015, its final prospectus supplement to be filed with the SEC and its other filings with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made.

These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

SOURCE Organovo Holdings, Inc.

Barry Michaels, Chief Financial Officer, (858)224-1000 ext. 3, IR@organovo.com;

Gerry Amato, Amato and Partners, LLC, Investor Relations Counsel, admin@amatoandpartners.com